UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2020

SUNHYDROGEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54437	26-4298300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 E. Yanonali, Suite 36

Santa Barbara, CA 93101

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (805) 966-6566

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 27, 2020 SunHydrogen, Inc. (the “Company”) entered into a common stock purchase agreement (the “Purchase Agreement”) with Triton Funds LP (“Triton”).

Pursuant to the Purchase Agreement, subject to certain conditions set forth in the Purchase Agreement, Triton is obligated to purchase up to $2.1 million of the Company’s common stock from time to time through September 30, 2020.

Each time the Company wishes to issue and sell common stock to Triton under the Purchase Agreement, the Company is required to provide Triton with a purchase notice (the “Purchase Notice”), which Purchase Notice sets forth the total number of shares of common stock that the Company elects to sell to Triton (the “Purchased Shares”). The total purchase price to be paid by Triton at each closing will be determined by multiplying the number of Purchased Shares to be sold by the Company in the Purchase Notice by the purchase price per share, which will be 85% of the lowest closing price of the Company’s common stock during the five business days prior to closing; provided, however, in no event will Triton be obligated to purchase common stock for an aggregate offering price greater than $2.1 million, and subject to a valuation cap for the Company of $150,000,000. Further, Triton will not be entitled to purchase that number of Purchased Shares, which when added to the sum of the number of shares of common stock beneficially owned by Triton, would exceed 9.9% of the number of shares of common stock outstanding.

Closing for sales of common stock will occur on the second business day following the date on which the Purchased Shares are received by Triton’s custodian. At the closing, Triton will pay the purchase price for the Purchased Shares. The Company has agreed to pay Triton $5,000 as an investment fee that will be deducted from the purchase price at the initial closing.

The Company will pay a fee of 7% of the gross proceeds it receives from sales of common stock under the Purchase Agreement to Network 1 Financial Securities, Inc. (“Network 1”), pursuant to a finder’s agreement between the Company and Network 1.

The shares were offered, and will be issued, pursuant to the Prospectus Supplement, dated July 27, 2020, to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-239632) filed with the Securities and Exchange Commission on July 2, 2020.

Sichenzia Ross Ference LLP, counsel to the Company, has issued an opinion to the Company regarding the validity of the securities to be issued in the offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to Exhibit 10.1 attached hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No	Exhibit
5.1	Opinion of Sichenzia Ross Ference LLP
10.1	Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNHYDROGEN, INC.

Date: July 31, 2020	/s/ Timothy Young
Timothy Young
Chief Executive Officer

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